Exhibit 10.20

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Execution Copy

Date:November 7, 2018

To:TopBuild Corp.

475 North Williamson Blvd.

Daytona Beach, FL   32114

Attn:John S. Peterson

Telephone:386-763-8798

From:JPMorgan Chase Bank, National Association

London Branch

25 Bank Street

Canary Wharf

London E14 5JP

England

Re:Accelerated Share Repurchase Transaction

Ladies and Gentlemen:

The purpose of this communication (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between JP Morgan Chase Bank, National Association, London Branch (“Dealer”) and TopBuild Corp. (“Counterparty”) on the Trade Date specified below (the “Transaction”).  The terms of the Transaction shall be set forth in this Confirmation.  This Confirmation shall constitute a “Confirmation” as referred to in the ISDA Master Agreement specified below.

1.This Confirmation is subject to, and incorporates, the definitions and provisions of the 2006 ISDA Definitions (including the Annex thereto) (the “2006 Definitions”) and the definitions and provisions of the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”, and together with the 2006 Definitions, the “Definitions”), in each case as published by the International Swaps and Derivatives Association, Inc. (“ISDA”).  In the event of any inconsistency between the 2006 Definitions and the Equity Definitions, the Equity Definitions will govern.

This Confirmation evidences a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction to which this Confirmation relates.  This Confirmation shall be subject to an agreement (the “Agreement”) in the form of the 2002 ISDA Master Agreement (the “ISDA Form”) as if Dealer and Counterparty had executed an agreement in such form (without any Schedule but with the elections set forth in this Confirmation). The Transaction shall be the only Transaction under the Agreement.

All provisions contained in, or incorporated by reference to, the Agreement will govern this Confirmation except as expressly modified herein.  In the event of any inconsistency between this Confirmation and either the Definitions or the Agreement, this Confirmation shall govern.  The Transaction is a Share Forward Transaction within the meaning set forth in the Equity Definitions.

2.The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:November 7, 2018

Seller:Dealer

Buyer:Counterparty

Shares:The common stock of Counterparty, par value USD 0.01 per share (Ticker Symbol: “BLD”)

Prepayment:Applicable

Prepayment Amount:As provided in Annex B to this Confirmation.

Prepayment Date:The first Exchange Business Day following the Trade Date

Exchange:New York Stock Exchange

Related Exchange(s):All Exchanges

Calculation Agent:Dealer.

Valuation Terms:

Averaging Dates:Each of the consecutive Exchange Business Days commencing on, and including, the Exchange Business Day immediately following the Trade Date and ending on, and including, the Final Averaging Date.

Final Averaging Date:The Scheduled Final Averaging Date; provided that Dealer shall have the right, in its absolute discretion, at any time to accelerate the Final Averaging Date, in whole or in part, to any date that is on or after the Scheduled Earliest Acceleration Date by written notice (an “Acceleration Notice”) to Counterparty no later than 5:00 P.M., New York City time, on the Exchange Business Day immediately following the accelerated Final Averaging Date.  Dealer shall specify in each Acceleration Notice the portion of the Prepayment Amount that is subject to acceleration (which may be less than the full Prepayment Amount).

Scheduled Final Averaging

Date:As provided in Annex B to this Confirmation.

Scheduled Earliest Acceleration

Date:As provided in Annex B to this Confirmation.

Valuation Date:The Final Averaging Date.

Averaging Date Disruption:Modified Postponement, provided that notwithstanding anything to the contrary in the Equity Definitions, if a Market Disruption Event occurs on any Averaging Date, the Calculation Agent may, if appropriate in light of market conditions, regulatory considerations or otherwise, take any or all of the following actions: (i) postpone the Scheduled Final Averaging Date in accordance with Modified Postponement (as modified herein) and/or (ii)  if  such Averaging Date is a Disrupted Day only in part, the Calculation Agent shall (x) determine the VWAP Price for such Disrupted Day based on Rule 10b-18 eligible transactions in the Shares on such Disrupted Day  and (y) determine the Settlement Price based on an appropriately volume  weighted average instead of the arithmetic average described under “Settlement Price” below, in each case, to appropriately reflect the nature and duration of such Market Disruption Event.  Any Exchange Business Day on which, as of the date hereof, the Exchange is scheduled to close prior to its normal close of trading shall be deemed not to be an Exchange Business Day; if a closure of the Exchange prior to its normal close of trading on any Exchange Business Day is scheduled following the date hereof, then such

Exchange Business Day shall be deemed to be a Disrupted Day in full.

Section 6.3(a) of the Equity Definitions is hereby amended (A) by deleting the words “during the one hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be” in clause (ii) thereof, and (B) by replacing the words “or (iii) an Early Closure.” therein with “(iii) an Early Closure, or (iv) a Regulatory Disruption.”

Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Section 6.6(a) of the Equity Definitions is hereby amended by replacing the word “shall” in the fifth line thereof with the word “may”, and by deleting clause (i) thereof.  Section 6.7(c)(iii)(A) of the Equity Definitions is hereby amended by replacing the word “shall” in the sixth and eighth lines thereof with the word “may”.

Regulatory Disruption:Any event that Dealer, based on advice of counsel, concludes, in its good faith and reasonable discretion, makes it appropriate due to  any legal, regulatory or self-regulatory requirements or related policies and procedures relating to legal, regulatory or self-regulatory requirements (whether or not such policies or procedures are imposed by law or have been voluntarily adopted by Dealer provided that such policies and/or procedures are generally applicable in similar situations and applied to the Transaction hereunder in a non-discriminatory manner) for Dealer to refrain from or decrease any market activity in connection with the Transaction on any Scheduled Trading Day(s). Dealer shall notify Counterparty as soon as reasonably practicable that a Regulatory Disruption has occurred, the reason for the Regulatory Disruption, and the Averaging Dates affected by it.  Following a determination by the Dealer of the occurrence of a Regulatory Disruption, upon a written request of the Counterparty, Dealer shall provide within five (5) Exchange Business Days following receipt of such request, a written explanation in reasonable detail to the Counterparty (but without disclosing any proprietary information of the Dealer or other information that it determines in good faith is proprietary or subject to contractual, legal or regulatory obligations not to disclose such information) providing the basis for such determination.

Settlement Terms:

Initial Share Delivery:On the Initial Share Delivery Date, Dealer shall deliver to Counterparty the Initial Shares.

Initial Share Delivery Date:The first Exchange Business Day following the Trade Date.

Initial Shares:As provided in Annex B to this Confirmation.

Settlement Date:The date that falls one Settlement Cycle following the Valuation Date.

Settlement:On the Settlement Date, Dealer shall deliver to Counterparty the Number of Shares to be Delivered, if a positive number. If the Number of Shares to be Delivered is a negative number, the Counterparty Settlement Provisions in Annex A shall apply.

Number of Shares to be Delivered:A number of Shares equal to (a) the Prepayment Amount divided by (b) (i) the Settlement Price minus (ii) the Price Adjustment Amount; provided that the Number of Shares to be Delivered as so determined shall be reduced by the number of Shares delivered on the Initial Share Delivery Date.

Settlement Price:The arithmetic average of the VWAP Prices for all Averaging Dates.

VWAP Price:For any Averaging Date, the Rule 10b-18 dollar volume weighted average price per Share for such day based on transactions executed during such day, as reported on Bloomberg Page “BLD <Equity> AQR SEC” (or any successor thereto) or, in the event such price is not so reported on such day in any market news source (other than due to a temporary delay for any reason which will be remedied on the next succeeding Business Day) for any reason or is manifestly incorrect, as reasonably determined by the Calculation Agent using a volume weighted method.  Following any determination that the VWAP Price as reported by Bloomberg or any other market news source is manifestly incorrect, upon written request of Counterparty, the Calculation Agent shall provide within five (5) Exchange Business Days following receipt of such request a written explanation in reasonable detail to Counterparty (but without disclosing any proprietary information of the Dealer or other information that it determines in good faith is proprietary or subject to contractual, legal or regulatory obligations not to disclose such information) providing the basis for such determination.

Price Adjustment Amount:As provided in Annex B to this Confirmation.

Excess Dividend Amount:For the avoidance of doubt, all references to the Excess Dividend Amount in Section 9.2(a)(iii) of the Equity Definitions shall be deleted.

Other Applicable Provisions:To the extent either party is obligated to deliver Shares hereunder, the provisions of the last sentence of Section 9.2 and Sections 9.8, 9.9, 9.10, 9.11 (except that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws arising as a result of the fact that Counterparty is the Issuer of the Shares) and 9.12 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction.

Dividends:

Dividend:Any dividend or distribution on the Shares other than any dividend or distribution of the type described in Sections 11.2(e)(i), 11.2(e)(ii)(A) or 11.2(e)(ii)(B) of the Equity Definitions.

Share Adjustments:

Method of Adjustment:Calculation Agent Adjustment; provided that the declaration or payment of Dividends shall not be a Potential Adjustment Event.

If the Scheduled Final Averaging Date is postponed pursuant to “Averaging Date Disruption” above, the Calculation Agent, in its good faith and commercially reasonable discretion, may deem such postponement to be a Potential Adjustment Event.

Extraordinary Events:

Consequences of Merger Events:

(a)  Share-for-Share:Cancellation and Payment

(b)  Share-for-Other:Cancellation and Payment

(c)  Share-for-Combined:Cancellation and Payment

Tender Offer:Applicable; provided that Section 12.1(d) of the Equity Definitions shall be amended by replacing “10%” in the third line thereof with “25%”.

Consequences of Tender Offers:

(a)  Share-for-Share:Modified Calculation Agent Adjustment.

(b)  Share-for-Other:Modified Calculation Agent Adjustment.

(c)  Share-for-Combined:Modified Calculation Agent Adjustment.

Composition of Combined

Consideration:Not Applicable

Provisions applicable to Merger

Events and Tender Offers: The consequences set forth opposite “Consequences of Merger Events” and “Consequences of Tender Offers” above shall apply regardless of whether a particular Merger Event or Tender Offer relates to a Transaction Announcement for which an adjustment has been made pursuant to Section 9 below, without duplication of any such adjustment.

New Shares:In the definition of New Shares in Section 12.1(i) of the Equity Definitions, the text in clause (i) thereof shall be deleted in its entirety (including the word “and” following such clause (i)) and replaced with “publicly quoted, traded or listed on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors)”.

Nationalization, Insolvency or

Delisting:Cancellation and Payment (Calculation Agent Determination); provided that in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall thereafter be deemed to be the Exchange.

Additional Disruption Events:

Change in Law:Applicable;  provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, (ii) replacing the word “Shares” where it appears in clause (X) thereof with the words “Hedge Positions” and (iii) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date”; provided further that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by replacing the parenthetical beginning after the word “regulation” in the second line thereof with the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute)”.

Failure to Deliver:Applicable

Insolvency Filing:Applicable

Hedging Disruption:Applicable

Increased Cost of Hedging:Applicable

Loss of Stock Borrow:Applicable

Maximum Stock Loan Rate:As provided in Annex B to this Confirmation.

Increased Cost of Stock Borrow:Applicable

Initial Stock Loan Rate:As provided in Annex B to this Confirmation.

Hedging Party:Dealer or an affiliate of Dealer that is involved in the hedging of the Transaction for all applicable Additional Disruption Events; provided that when making any calculation as “Hedging Party,” Dealer shall act in good faith and in a commercially reasonable manner.  Following any such calculation, upon a written request by Counterparty, Dealer shall within five (5) Exchange Business Days following receipt of such request provide Counterparty with a report (in a commonly used file format for the storage and manipulation of financial data but without disclosing any proprietary models of the Calculation Agent or other information that it determines in good faith is or is likely to be proprietary or subject to contractual, legal or regulatory obligations not to disclose such information) displaying in reasonable detail the basis for such calculation.

Determining Party:Dealer for all applicable Extraordinary Events and Additional Disruption Events; provided that when making any calculation as “Determining Party,” Dealer shall act in good faith and in a commercially reasonable manner.  Following any such calculation, upon a written request by Counterparty, Dealer shall within five (5) Exchange Business Days following receipt of such request provide Counterparty with a report (in a commonly used file format for the storage and manipulation of financial data but without disclosing any proprietary models of the Calculation Agent or other information that it determines in good faith is or is likely to be proprietary or subject to contractual, legal or regulatory obligations not to disclose such information) displaying in reasonable detail the basis for such calculation.

Non-Reliance:Applicable

Agreements and Acknowledgments

Regarding Hedging Activities:Applicable

Additional Acknowledgments:Applicable

3.Account Details:

(a)  Account for payments to

Counterparty:To be provided separately upon request

(b)  Account for payments to Dealer:

 Bank:JPMorgan Chase Bank, N.A.

ABA#: 021000021

Acct No.: 099997979

Beneficiary:JPMorgan Chase Bank, N.A.  New York

Ref:Derivatives

Account for delivery of Shares to Dealer:    DTC 0352

4.Offices:

(a)  The Office of Counterparty for the Transaction is: Counterparty is not a Multibranch Party

(b)  The Office of Dealer for the Transaction is:

JPMorgan Chase Bank, National Association

London Branch

25 Bank Street

Canary Wharf

London E14 5JP

England

5.Notices:  For purposes of this Confirmation:

(a)  Address for notices or communications to Counterparty:

TopBuild Corp.

475 North Williamson Blvd.

Daytona Beach, FL   32114

Attn:John S. Peterson

Telephone:386-763-8798

(b)  Address for notices or communications to Dealer:

 JPMorgan Chase Bank, National Association
EDG Marketing Support
Email:edg_notices@jpmorgan.com

edg_ny_corporate_sales_support@jpmorgan.com

With a copy to:

Attention:Brett Chalmers
Title:Vice President
Telephone No.:(212) 622-2252
Email Address:brett.chalmers@jpmorgan.com

6.Additional Provisions Relating to Transactions in the Shares.

(a)Counterparty acknowledges and agrees that the Initial Shares delivered on the Initial Share Delivery Date may be sold short to Counterparty. Counterparty further acknowledges and agrees that Dealer may, during (i) the period from the date hereof to the Valuation Date or, if later, the Scheduled Earliest Acceleration Date without regard to any adjustment thereof pursuant to “Special Provisions regarding Transaction Announcements” below, and (ii) the period from and including the first Settlement Valuation Date to and including the last Settlement Valuation Date, if any (together, the “Relevant Period”), purchase Shares in connection with the Transaction, which Shares may be used to cover all or a portion of such short sale or may be delivered to Counterparty.  Such purchases will be conducted independently of Counterparty.  The timing of such purchases by Dealer, the number of Shares purchased by Dealer on any day and the price paid per Share pursuant to such purchases shall be within the absolute discretion of Dealer.  It is the intent of the parties that the Transaction comply with the requirements of Rule 10b5-1(c)(1)(i)(A) and Rule 10b5-1(c)(1)(i)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the parties agree that this

Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c), and Counterparty shall not take any action that results in the Transaction not so complying with such requirements.  Without limiting the generality of the preceding sentence, Counterparty acknowledges and agrees that (A) Counterparty does not have, and shall not attempt to exercise, any influence over how, when or whether Dealer effects any purchases of Shares in connection with the Transaction, (B) during the period beginning on (but excluding) the date of this Confirmation and ending on (and including) the last day of the Relevant Period, neither Counterparty nor its officers or employees shall, directly or indirectly, communicate any information regarding Counterparty or the Shares to any employee of Dealer or its Affiliates responsible for trading the Shares in connection with the transactions contemplated hereby, (C) Counterparty is entering into the Transaction in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b‑5 promulgated under the Exchange Act and (D) Counterparty will not alter or deviate from this Confirmation or enter into or alter a corresponding hedging transaction with respect to the Shares.  Counterparty also acknowledges and agrees that any amendment, modification, waiver or termination of this Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c) under the Exchange Act.  Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 under the Exchange Act, and no such amendment, modification or waiver shall be made at any time at which Counterparty or any officer or director of Counterparty is aware of any material nonpublic information regarding Counterparty or the Shares.

(b)Counterparty agrees that neither Counterparty nor any of its Affiliates or agents shall take any action that would cause Regulation M of the Exchange Act to be applicable to any purchases of Shares, or any security for which the Shares are a reference security (as defined in Regulation M), by Counterparty or any of its affiliated purchasers (as defined in Regulation M) during the Relevant Period.

(c)Counterparty shall, at least one day prior to the first day of the Relevant Period, notify Dealer in writing of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Counterparty or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Relevant Period and during the calendar week in which the first day of the Relevant Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18).

(d)During the Relevant Period, Counterparty shall except to the extent required by any law, (i) during the period beginning on (and including) the date of this Confirmation and ending on (and including) the last day of the Relevant Period make, or permit to be made, any public announcement (as defined in Rule 165(f) under the Securities Act of 1933, as amended (the “Securities Act”)) of any merger, acquisition, or similar transaction involving a recapitalization relating to Counterparty (other than any such transaction in which the consideration consists solely of cash and there is no valuation period) (a “Merger Transaction”) or potential Merger Transaction unless such announcement is made prior to the opening or after the close of the regular trading session on the Exchange for the Shares,  (ii) promptly notify Dealer following any such announcement that such announcement has been made, and (iii) promptly deliver to Dealer following the making of any such announcement a certificate indicating (A) Counterparty’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Counterparty’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction.  In addition, except to the extent required by any law, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.  Counterparty acknowledges that any such public announcement may result in a Regulatory Disruption and may cause the Relevant Period to be suspended or the Transaction to be terminated.  Accordingly, Counterparty acknowledges that its actions in relation to any such announcement or transaction must comply with the standards set forth in Section 6(a) above.

(e)Without the prior written consent of Dealer, Counterparty shall not, and shall cause its Affiliates and affiliated purchasers (each as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a cash-settled or other derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any Shares (or an equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for Shares during the Relevant Period.

Notwithstanding the immediately preceding paragraph or anything herein to the contrary, Counterparty may purchase Shares (x) on any Exchange Business Day pursuant to any Rule 10b5-1 or Rule 10b-18 repurchase plan entered into with Dealer or an Affiliate of Dealer (each, a “Dealer Permitted OMR Transaction”), so long as, on any Exchange Business Day, purchases under all Dealer Permitted OMR Transactions do not in the aggregate exceed the Designated OMR Threshold specified in the Supplemental Confirmation for such Transaction on such Exchange Business Day.

(f)With respect to purchases of Shares by Dealer in connection with the Transaction during the Relevant Period (other than any purchases made by Dealer for its own account in connection with dynamic hedge adjustments of Dealer’s exposure to the Transaction as a result of any equity optionality contained in such Transaction, including, for the avoidance of doubt, timing optionality), Dealer will use good faith, commercially reasonable efforts to effect such purchases in a manner so that, if such purchases were made by Counterparty, they would meet the requirements of Rule 10b-18(b)(2), (3) and (4), taking into account any applicable Securities and Exchange Commission no-action letters as appropriate and subject to any delays between the execution and reporting of a trade of the Shares on the Exchange and other circumstances beyond Dealer’s control.  Notwithstanding anything to the contrary herein, the foregoing sentence shall not apply to purchases made by Dealer or its Affiliates to dynamically hedge for the account of Dealer or its Affiliates the optionality arising under the Transaction (including, for the avoidance of doubt, timing optionality).

7.Representations, Warranties and Agreements.

(a)In addition to the representations, warranties and agreements in the Agreement and those contained elsewhere herein, Counterparty represents and warrants to and for the benefit of, and agrees with, Dealer as follows:

(i)As of the Trade Date, and as of the date of any election by Counterparty of the Share Termination Alternative under (and as defined in) Section 10(a) below, (A) none of Counterparty and its officers and directors is aware of any material nonpublic information regarding Counterparty or the Shares and (B) Counterparty is in compliance with its reporting obligations under the Exchange Act, and its most recent Annual Report on Form 10-K, together with all reports subsequently filed by it pursuant to the Exchange Act, taken together and as amended and supplemented to the date of this representation, do not, as of their respective filing dates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ii)Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Dealer is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of the Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(iii)Without limiting the generality of Section 3(a)(iii) of the Agreement, the Transaction will not violate Rule 13e-1 or Rule 13e-4 under the Exchange Act.

(iv)As of the Trade Date, (A) this Transaction is being entered into pursuant to a publicly disclosed Share buy-back program and its Board of Directors has approved the use of derivatives to effect the Share buy-back program, and (B) there is no internal policy of Counterparty, whether written or oral, that would prohibit Counterparty from entering into any aspect of such Transaction, including, without limitation, the purchases of Shares to be made pursuant to such Transaction.

(v)Counterparty is not entering into this Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act, and will not engage in any other securities or derivative transaction to such ends.

(vi)Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(vii)On the Trade Date, the Prepayment Date, the Initial Share Delivery Date and the Settlement Date, Counterparty is not, or will not be, “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)) and Counterparty would be able to purchase the Shares hereunder in compliance with the corporate laws of the jurisdiction of its incorporation.

(viii)No state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares.

(ix)[reserved]

(x)Counterparty understands no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.

(xi)Counterparty is (i) a corporation for U.S. federal income tax purposes and is organized under the laws of Delaware and (ii) a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.

(xii) Counterparty (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (C) has total assets of at least USD 50,000,000 as of the date hereof.

(xiii)As of the Trade Date for each Transaction hereunder, and as of the date of any election with respect to any Transaction hereunder, there has not been any public announcement (as defined in Rule 165(f) under the Securities Act) of a Merger Transaction or potential Merger Transaction.

(b)Each of Dealer and Counterparty agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended.

(c)Counterparty acknowledges that the offer and sale of the Transaction to it is intended to be exempt from registration under the Securities Act, by virtue of Section 4(a)(2) thereof.  Accordingly, Counterparty represents and warrants to Dealer that (i) it has the financial ability to bear the economic risk of its investment in the Transaction and is able to bear a total loss of its investment, (ii) it is an “accredited investor” as that term is defined in Regulation D as promulgated under the Securities Act, (iii) it is entering into the Transaction for its own account and without a view to the distribution or resale thereof, and (iv) the assignment, transfer or other disposition of the Transaction has not been and will not be registered under the Securities Act and is restricted under this Confirmation, the Securities Act and state securities laws.

(d)Counterparty agrees and acknowledges that Dealer is a “financial institution,” “swap participant” and “financial participant” within the meaning of Sections 101(22), 101(53C) and 101(22A) of the Bankruptcy Code.  The parties hereto further agree and acknowledge that it is the intent of the parties that (A) this Confirmation is (i) a “securities contract,” as such term is defined in Section 741(7) of the Bankruptcy Code, with respect to which each payment and delivery hereunder or in connection herewith is a “termination value,” “payment amount” or “other transfer obligation” within the meaning of Section 362 of the Bankruptcy Code and a “settlement payment,” within the meaning of Section 546 of the Bankruptcy Code and (ii) a “swap agreement,” as such term is defined in Section 101(53B) of the Bankruptcy Code, with respect to which each payment and delivery hereunder or in connection herewith is a “termination value,”

“payment amount” or “other transfer obligation” within the meaning of Section 362 of the Bankruptcy Code and a “transfer,” as such term is defined in Section 101(54) of the Bankruptcy Code and a “payment or other transfer of property” within the meaning of Sections 362 and 546 of the Bankruptcy Code, and (B) Dealer is entitled to the protections afforded by, among other sections, Sections 362(b)(6), 362(b)(17), 362(o), 546(e), 546(g), 548(d)(2), 555, 560 and 561 of the Bankruptcy Code.

8.Agreements and Acknowledgements Regarding Hedging.

Counterparty acknowledges and agrees that:

(a)  During the Relevant Period, Dealer and its Affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to adjust its hedge position with respect to the Transaction;

(b)  Dealer and its Affiliates also may be active in the market for Shares other than in connection with hedging activities in relation to the Transaction;

(c)  Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in Counterparty’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Settlement Price and/or the VWAP Price; and

(d)  Any market activities of Dealer and its Affiliates with respect to Shares may affect the market price and volatility of Shares, as well as the Settlement Price and/or the VWAP Price, each in a manner that may be adverse to Counterparty.

9.Special Provisions regarding Transaction Announcements.

(a)If a Transaction Announcement occurs on or prior to the final Settlement Date, the Calculation Agent shall make such adjustment to the exercise, settlement, payment or any of the other terms of the Transaction (including without limitation, the Number of Shares to be Delivered and the Price Adjustment Amount), at such time or multiple times as the Calculation Agent determines, in a commercially reasonable manner, appropriate to account for the economic effect of the Transaction Announcement (including adjustments to account for changes in volatility, expected dividends, stock loan rate, value of any commercially reasonable Hedge Positions in connection with the Transaction and liquidity relevant to the Shares or to such Transaction); provided, for the avoidance of doubt, in such event the Number of Shares to be Delivered may be reduced below zero pursuant to the proviso to such definition.

(b)“Transaction Announcement” means (i) the Announcement of an Acquisition Transaction or an event that, if consummated, would result in an Acquisition Transaction, (ii) an Announcement that Counterparty or any of its subsidiaries has entered into an agreement, a letter of intent or an understanding to enter into an Acquisition Transaction, (iii) the Announcement of an intention to solicit or enter into, or to explore strategic alternatives or other similar undertaking that includes a potential Acquisition Transaction among the possibilities of transactions solicited or explored, (iv) any other Announcement that in the reasonable judgment of the Calculation Agent is reasonably likely to result in an Acquisition Transaction, or (v) any Announcement of any material change or amendment to any previous Transaction Announcement (including any Announcement of the abandonment of any such previously announced Acquisition Transaction, agreement, letter of intent, understanding or intention).  “Announcement” as used in this definition of Transaction Announcement shall include only public announcements made by Counterparty or one of its subsidiaries or any other party to an executed agreement, letter of intent or understanding with the Counterparty or one of its subsidiaries, in respect of the relevant Acquisition Transaction (or an authorized representative of any of the foregoing).

“Acquisition Transaction” means (i) any Merger Event (and for purposes of this definition the definition of Merger Event shall be read with the references therein to “100%” being replaced by “30%” and to “50%” by “75%” and  as if the clause beginning immediately following the definition of Reverse Merger therein to the end of such definition were deleted) or Tender Offer, or any other transaction involving the merger of Counterparty with or into any third party, (ii) the sale or transfer of all or substantially all of the assets of Counterparty, (iii) a recapitalization, reclassification, binding share exchange or other similar transaction, (iv) any acquisition, lease, exchange, transfer, disposition (including by way of spin-off or distribution) of assets (including any capital stock or other ownership interests in subsidiaries) or other similar event by Counterparty or any of its subsidiaries where the aggregate consideration transferable or receivable by or to Counterparty or its subsidiaries exceeds 30% of the market capitalization of Counterparty and (v) any transaction in which Counterparty or its board of directors has a legal obligation to make a recommendation to its shareholders in respect of such transaction (whether pursuant to Rule 14e-2 under the Exchange Act or otherwise).

10.Other Provisions.

(a)Alternative Calculations and Payment on Early Termination and on Certain Extraordinary Events.  If either party would owe the other party any amount pursuant to Sections 12.2, 12.3, 12.6, 12.7 or 12.9 of the Equity Definitions or pursuant to Section 6(d)(ii) of the Agreement (a “Payment Obligation”), Counterparty shall have the right, in its sole discretion, to satisfy or to require Dealer to satisfy, as the case may be, any such Payment Obligation, in whole or in part, by the Share Termination Alternative (as defined below) by giving irrevocable telephonic notice to Dealer, confirmed in writing within one Scheduled Trading Day, no later than 9:30 A.M. New York City time on the Merger Date, Tender Offer Date, Announcement Date, Early Termination Date or date of cancellation or termination in respect of an Extraordinary Event, as applicable (“Notice of Share Termination”); provided that if Dealer would owe Counterparty the Payment Obligation and Counterparty does not elect to require Dealer to satisfy such Payment Obligation by the Share Termination Alternative in whole, Dealer shall have the right, in its sole discretion, to elect to satisfy any portion of such Payment Obligation that Counterparty has not so elected by the Share Termination Alternative, notwithstanding Counterparty’s failure to elect; and provided further that Counterparty shall not have the right to so elect (but, for the avoidance of doubt, Dealer shall have the right to so elect) in the event of (i) an Insolvency, a Nationalization, a Merger Event or a Tender Offer, in each case, in which the consideration or proceeds to be paid to holders of Shares consists solely of cash or (ii) an Event of Default in which Counterparty is the Defaulting Party or a Termination Event in which Counterparty is the sole Affected Party, which Event of Default or Termination Event resulted from an event or events within Counterparty’s control.  Upon such Notice of Share Termination, the following provisions shall apply on the Scheduled Trading Day immediately following the Merger Date, Tender Offer Date, Announcement Date, Early Termination Date or date of cancellation or termination in respect of an Extraordinary Event, as applicable, with respect to the Payment Obligation or such portion of the Payment Obligation for which the Share Termination Alternative has been elected (the “Applicable Portion”):

Share Termination Alternative: Applicable and means, if delivery pursuant to the Share Termination Alternative is owed by Dealer, that Dealer shall deliver to Counterparty the Share Termination Delivery Property on the date on which the Payment Obligation would otherwise be due pursuant to Section 12.7 or 12.9 of the Equity Definitions or Section 6(d)(ii) of the Agreement, as applicable, or such later date as the Calculation Agent may reasonably determine (the “Share Termination Payment Date”), in satisfaction of the Payment Obligation or the Applicable Portion, as the case may be. If delivery pursuant to the Share Termination Alternative is owed by Counterparty, paragraphs 2 through 5 of Annex A shall apply as if such delivery were a settlement of the Transaction to which Net Share Settlement (as defined in Annex A) applied, the Cash Settlement Payment Date were the Early Termination Date, the Forward Cash Settlement Amount were zero (0) minus the Payment Obligation (or the Applicable Portion, as the case may be) owed by Counterparty, and “Shares” as used in Annex A were replaced by “Share Termination Delivery Units.”

Share Termination Delivery

Property: A number of Share Termination Delivery Units, as calculated by the Calculation Agent, equal to the Payment Obligation (or the Applicable Portion, as the case may be) divided by the Share Termination Unit Price.  The Calculation Agent shall adjust the Share Termination Delivery Property by replacing any fractional portion of a security therein with an amount of cash equal to the value of such fractional security based on the values used to calculate the Share Termination Unit Price.

Share Termination Unit Price: The value to Dealer of property contained in one Share Termination Delivery Unit on the date such Share Termination Delivery Units are to be delivered as Share Termination Delivery Property, as determined by the Calculation Agent in its discretion by commercially reasonable means and notified by the Calculation Agent to the parties at the time of notification of the Payment Obligation.  For the avoidance of doubt, the parties agree that in determining the Share Termination Delivery Unit Price the Calculation Agent may consider the purchase price paid in connection with the purchase of Share Termination Delivery Property.

Share Termination Delivery Unit: In the case of a Termination Event, Event of Default, Delisting or Additional Disruption Event, one Share or, in the case of an Insolvency, Nationalization, Merger Event or Tender Offer, one Share or a unit consisting of the number or amount of each type of property received by a holder of one Share (without consideration of any requirement to pay cash or other consideration in lieu of fractional amounts of any securities) in such Insolvency, Nationalization, Merger Event or Tender Offer.  If such Insolvency, Nationalization, Merger Event or Tender Offer involves a choice of consideration to be received by holders, such holder shall be deemed to have elected to receive the maximum possible amount of cash.

Failure to Deliver: Applicable

Other applicable provisions: If Share Termination Alternative is applicable, the provisions of Sections 9.8, 9.9, 9.10, 9.11 (except that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws arising as a result of the fact that Counterparty is the issuer of the Shares or any portion of the Share Termination Delivery Units) and 9.12 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction, except that all references to “Shares” shall be read as references to “Share Termination Delivery Units”.

(b)Equity Rights.  Dealer acknowledges and agrees that this Confirmation is not intended to convey to it rights with respect to the Transaction that are senior to the claims of common stockholders in the event of Counterparty’s bankruptcy.  For the avoidance of doubt, the parties agree that the preceding sentence shall not apply at any time other than during Counterparty’s bankruptcy to any claim arising as a result of a breach by Counterparty of any of its obligations under this Confirmation or the Agreement.  For the avoidance of doubt, the parties acknowledge that this Confirmation is not secured by any collateral that would otherwise secure the obligations of Counterparty herein under or pursuant to any other agreement.

(c)Indemnification.  In the event that Dealer or the Calculation Agent or any of their Affiliates becomes involved in any capacity in any action, proceeding or investigation brought by or against any person in connection with any matter referred to in this Confirmation other than due to the willful misconduct, bad faith or gross negligence of Dealer, Counterparty shall reimburse Dealer or the Calculation Agent or such Affiliate for its reasonable legal and other out-of-pocket expenses (including the cost of any investigation and preparation) incurred in connection therewith within 30 days of receipt of notice of such expenses, and shall indemnify and hold Dealer or the Calculation Agent or such Affiliate harmless on an after-tax basis against any losses, claims, damages or liabilities to which Dealer or the Calculation Agent or such Affiliate may become subject in connection with any such action, proceeding or investigation.  If for any reason the foregoing indemnification is unavailable to Dealer or the Calculation Agent or such Affiliate or insufficient to hold it harmless, then Counterparty shall contribute to the amount paid or payable by Dealer or the Calculation Agent or such Affiliate as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by Counterparty on the one hand and Dealer or the Calculation Agent or such Affiliate on the other hand in the matters contemplated by this Confirmation or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by Counterparty on the one hand and Dealer or the Calculation Agent or such Affiliate on the other hand in the matters contemplated by this Confirmation but also the relative fault of Counterparty and Dealer or the Calculation Agent or such Affiliate with respect to such losses, claims, damages or liabilities and any other relevant equitable considerations.  The relative benefits received by Counterparty, on the one hand, and Dealer or the Calculation Agent or such Affiliate, on the other hand, shall be in the same proportion as the Prepayment Amount bears to the customary brokerage commission for share repurchases multiplied by the Initial Shares.  The reimbursement, indemnity and contribution obligations of

Counterparty under this Section 10(c) shall be in addition to any liability that Counterparty may otherwise have, shall extend upon the same terms and conditions to the partners, directors, officers, agents, employees and controlling persons (if any), as the case may be, of Dealer or the Calculation Agent and their Affiliates and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of Counterparty, Dealer or the Calculation Agent, any such Affiliate and any such person.  Counterparty also agrees that neither Dealer, the Calculation Agent nor any of such Affiliates, partners, directors, officers, agents, employees or controlling persons shall have any liability to Counterparty for or in connection with any matter referred to in this Confirmation except to the extent that any losses, claims, damages, liabilities or expenses incurred by Counterparty result from the gross negligence or bad faith of Dealer or the Calculation Agent or a breach by Dealer or the Calculation Agent of any of its covenants or obligations hereunder.  The foregoing provisions shall survive any termination or completion of the Transaction.

(d)Staggered Settlement.  If Dealer would owe Counterparty any Shares pursuant to the “Settlement Terms” above, Dealer may, by notice to Counterparty on or prior to the Settlement Date (a “Nominal Settlement Date”), elect to deliver the Shares deliverable on such Nominal Settlement Date on two or more dates (each, a “Staggered Settlement Date”) or at two or more times on the Nominal Settlement Date as follows: (i) in such notice, Dealer will specify to Counterparty the related Staggered Settlement Dates (each of which will be on or prior to such Nominal Settlement Date) or delivery times and how it will allocate the Shares it is required to deliver under “Settlement Terms” above among the Staggered Settlement Dates or delivery times; and (ii) the aggregate number of Shares that Dealer will deliver to Counterparty hereunder on all such Staggered Settlement Dates and delivery times will equal the number of Shares that Dealer would otherwise be required to deliver on such Nominal Settlement Date.

(e)Adjustments.  For the avoidance of doubt, whenever the Calculation Agent is called upon to make an adjustment pursuant to the terms of this Confirmation or the Definitions to take into account the effect of an event, the Calculation Agent shall make such adjustment by reference to the effect of such event on the Hedging Party, assuming that the Hedging Party maintains a commercially reasonable hedge position.

(f)Transfer and Assignment.  Dealer may transfer or assign its rights and obligations hereunder and under the Agreement, in whole or in part, to any of its Affiliates without the consent of Counterparty provided such Affiliates have an unconditional guaranty from Dealer with respect to its performance under this Transaction or the creditworthiness of such Affiliates is at least equal to, or better than, Dealer’s creditworthiness at the time of such transfer or assignment, and provided further that such transfer shall not cause a Tax Event, Illegality or other Termination Event.

(g)Additional Termination Events.  It shall constitute an Additional Termination Event with respect to which the Transaction is the sole Affected Transaction and Counterparty is the sole Affected Party and Dealer shall be the party entitled to designate an Early Termination Date pursuant to Section 6(b) of the Agreement if, at any time during the Relevant Period, the price per Share on the Exchange, as determined by the Calculation Agent, is at or below the Threshold Price (as provided in Annex B to this Confirmation).

The declaration by the Issuer of any Dividend, the ex-dividend date for which occurs or is scheduled to occur before the Relevant Dividend End Date, will constitute an Additional Termination Event, with Counterparty as the sole Affected Party and all Transactions hereunder as the Affected Transactions.   “Relevant Dividend Period End Date” means: (A) if Annex A applies, the last day of the Settlement Valuation Period, or (B) otherwise, the Termination Date.

(h)Amendments to Equity Definitions.  The following amendments shall be made to the Equity Definitions:

(i)  Section 11.2(a) of the Equity Definitions is hereby amended by deleting the words “a diluting or concentrative effect on the theoretical value of the relevant Shares” and replacing them with the words “a material economic effect on the relevant Transaction”;

(ii)The first sentence of Section 11.2(c) of the Equity Definitions, prior to clause (A) thereof, is hereby amended to read as follows: ‘(c) If “Calculation Agent Adjustment” is specified as the Method of Adjustment in the related Confirmation of a Share Option Transaction or Share Forward Transaction, then following the announcement or occurrence of any Potential Adjustment Event, the Calculation Agent will determine whether such Potential Adjustment Event has a material economic effect on the Transaction and, if so, will (i) make appropriate adjustment(s), if any, to any one or more of:’ and the portion of such sentence immediately preceding clause (ii) thereof is hereby amended by deleting the words “diluting or concentrative”.

and the words “(provided that no adjustments will be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares)” and replacing such latter phrase with the words “(and, for the avoidance of doubt, adjustments may be made to account solely for changes in volatility, stock loan rate or liquidity relative to the relevant Shares)”;

(iii)  Section 11.2(e)(vii) of the Equity Definitions is hereby amended by deleting the words “diluting or concentrative effect on the theoretical value of the relevant Shares” and replacing them with the words “material economic effect on the relevant Transaction”;

(iv)  Section 12.6(a)(ii) of the Equity Definitions is hereby amended by (1) deleting from the fourth line thereof the word “or” after the word “official” and inserting a comma therefor, and (2) deleting the semi-colon at the end of subsection (B) thereof and inserting the following words therefor “or (C) at Dealer’s option, the occurrence of any of the events specified in Section 5(a)(vii) (1) through (9) of the ISDA Master Agreement with respect to that issuer”;

(v)Section 12.9(b)(iv) of the Equity Definitions is hereby amended by (A) deleting (1) subsection (A) in its entirety, (2) the phrase “or (B)” following subsection (A) and (3) the phrase “in each case” in subsection (B); and (B) replacing the phrase “neither the Non-Hedging Party nor the Lending Party lends Shares” with the phrase “such Lending Party does not lend Shares” in the penultimate sentence;

(vi)Section 12.9(b)(v) of the Equity Definitions is hereby amended by (A) adding the word “or” immediately before subsection “(B)” and deleting the comma at the end of subsection (A); and (B)(1) deleting subsection (C) in its entirety, (2) deleting the word “or” immediately preceding subsection (C) and (3) replacing in the penultimate sentence the words “either party” with “the Hedging Party” and (4) deleting clause (X) in the final sentence; and

(vii)Section 12.9(b)(vi) of the Equity Definitions is hereby amended by: (A) adding the word “or” immediately before subsection “(B)” and deleting the comma at the end of subsection (A); and (B)(1) deleting subsection (C) in its entirety, (2) deleting the word “or” immediately preceding subsection (C) and (3) deleting the final sentence in its entirety and replacing it with the sentence “The Hedging Party will determine the Cancellation Amount payable by one party to the other”.

(i)No Netting and Set-off.  Each party waives any and all rights it may have to set off obligations arising under the Agreement and the Transaction against other obligations between the parties, whether arising under any other agreement, applicable law or otherwise.

(j)Disclosure.  Effective from the date of commencement of discussions concerning the Transaction, either party and each of such party’s respective employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to Counterparty relating to such tax treatment and tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

(k)Designation by Dealer. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its Affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer’s obligations in respect of the Transaction and any such designee may assume such obligations.  Dealer may assign the right to receive Payment Shares to any third party who may legally receive Payment Shares.  Dealer shall be discharged of its obligations to Counterparty only to the extent of any such performance.  For the avoidance of doubt, Dealer hereby acknowledges that notwithstanding any such designation hereunder, to the extent any of Dealer’s obligations in respect of any Transaction are not completed by its designee, Dealer shall be obligated to continue to perform or to cause any other of its designees to perform in respect of such obligations.

(l) Wall Street Transparency and Accountability Act of 2010.  The parties hereby agree that none of (i) Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”), (ii) any similar legal certainty provision included in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, (iii) the enactment of the WSTAA or any regulation under the WSTAA, (iv) any requirement under the WSTAA or (v) any amendment made by the WSTAA shall limit or otherwise impair either party’s right to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased cost, regulatory change or similar event under this Confirmation, the Equity Definitions or the Agreement (including, but not limited to, any right arising from any Change in Law, Hedging Disruption, Increased Cost of Hedging or Illegality).

(m)Tax Matters

(i)Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act.  “Tax” and “Indemnifiable Tax”, each as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(ii)Tax documentation. Counterparty shall provide to Dealer a valid U.S. Internal Revenue Service Form W-9, or any successor thereto, (i) on or before the date of execution of this Confirmation and (ii) promptly upon learning that any such tax form previously provided by Counterparty has become obsolete or incorrect.  Additionally, Counterparty shall, promptly upon request by Dealer, provide such other tax forms and documents requested by Dealer.

(n)Termination Currency.  The Termination Currency shall be USD.

(o)Calculations and Payment Date upon Early Termination.  The parties acknowledge and agree that in calculating (a) the Close-Out Amount pursuant to Section 6 of the Agreement and (b) the amount due upon cancellation or termination of the Transaction (whether in whole or in part) pursuant to Article 12 of the Equity Definitions as a result of an Extraordinary Event, Dealer may (but need not) determine such amount based on (i) expected losses assuming a commercially reasonable (including, without limitation, with regard to reasonable legal and regulatory guidelines) risk bid were used to determine loss or (ii) the price at which one or more market participants would offer to sell to the Seller a block of Shares equal in number to the Seller’s hedge position in relation to the Transaction.  Notwithstanding anything to the contrary in Section 6(d)(ii) of the Agreement or Article 12 of the Equity Definitions, all amounts calculated as being due in respect of an Early Termination Date under Section 6(e) of the Agreement or upon cancellation or termination of the relevant Transaction under Article 12 of the Equity Definitions will be payable on the day that notice of the amount payable is effective; provided that if Counterparty elects to receive or deliver Share Termination Delivery Units in accordance with Section 10(a) above, such Share Termination Delivery Units shall be delivered on a date selected by Dealer as promptly as practicable.

(p)Calculations.   Following any adjustment or calculation by the Calculation Agent hereunder, upon a written request by Counterparty, the Calculation Agent  will provide to Counterparty within five (5) Exchange Business Days following receipt of such request,  a report (in a commonly used file format for the storage and manipulation of financial data but without disclosing any proprietary models of the Calculation Agent or other information that it determines in good faith is or is likely to be proprietary or subject to contractual, legal or regulatory obligations not to disclose such information) displaying in reasonable detail the basis for such adjustment or calculation, as the case may be. Whenever the Calculation Agent is required or permitted to exercise discretion in any way, it will do so in good faith and in a commercially reasonable manner.

(q) Waiver of Trial by Jury.  Each of Counterparty and Dealer hereby irrevocably waives (on its own behalf and, to the extent permitted by applicable law, on behalf of its stockholders) all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to the Transaction or the actions of Dealer or its affiliates in the negotiation, performance or enforcement hereof.

(q)Governing Law; Jurisdiction.  THIS CONFIRMATION AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS CONFIRMATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.  THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.

(r)[Reserved]

(s)Maximum Share Delivery.  Notwithstanding anything to the contrary in this Confirmation, in no event shall Dealer be required to deliver any Shares, or any Shares or other securities comprising Share Termination Delivery Units, in excess of the Maximum Number of Shares set forth in Annex B to this Confirmation.

(t)Communications with Employees of J.P. Morgan Securities LLC.  If Counterparty interacts with any employee of J.P. Morgan Securities LLC with respect to any Transaction, Counterparty is hereby notified that such employee will act solely as an authorized representative of JPMorgan Chase Bank, NA. (and not as a representative of J.P. Morgan Securities LLC) in connection with such Transaction.

(u)Counterparts.  This Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Confirmation by signing and delivering one or more counterparts.

Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Yours sincerely,

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:   /s/ Brett Chalmers

Name: Brett Chalmers

Title: Vice President

Confirmed as of the date first above written:

TOPBUILD CORP.

By:      /s/ George Sellew

Name:George Sellew

Title:Treasurer

ANNEX A

COUNTERPARTY SETTLEMENT PROVISIONS

1.The following Counterparty Settlement Provisions shall apply to the extent indicated under the Confirmation:

Settlement Currency:USD

Settlement Method Election:Applicable; provided that (i) Section 7.1 of the Equity Definitions is hereby amended by deleting the word “Physical” in the sixth line thereof and replacing it with the words “Net Share” and (ii) the Electing Party may make a settlement method election only if the Electing Party represents and warrants to Dealer in writing on the date it notifies Dealer of its election that, as of such date, (A) none of Counterparty and its officers and directors is aware of any material nonpublic information regarding Counterparty or the Shares and (B) it is electing the settlement method in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws.

Electing Party:Counterparty

Settlement Method

Election Date:The date that is the earlier of (i) 3 Exchange Business Days prior to the Scheduled Final Averaging Date and (ii) the second Exchange Business Day immediately following the Valuation Date.

Default Settlement Method:Net Share Settlement

Special Settlement:Either (i) a settlement to which this Annex A applies that follows the occurrence of a Transaction Announcement to which Section 9 of this Confirmation applies or (ii) any settlement to which paragraphs 2 through 5 of this Annex A apply that follows a termination or cancellation of the Transaction pursuant to Section 6 of the Agreement or Article 12 of the Equity Definitions to which Section 10(a) of this Confirmation applies.

Forward Cash Settlement

Amount:The Number of Shares to be Delivered multiplied by the Settlement Valuation Price.

Settlement Valuation Price:The arithmetic average of the VWAP Prices for all Settlement Valuation Dates, subject to Averaging Date Disruption, determined as if each Settlement Valuation Date were an Averaging Date (with Averaging Date Disruption applying as if the last Settlement Valuation Date were the Final Averaging Date and the Settlement Valuation Price were the Settlement Price).

Settlement Valuation Dates:A number of Scheduled Trading Days selected by Dealer in its commercially reasonable discretion, beginning on the Scheduled Trading Day immediately following the later of the Settlement Method Election Date and the Final Averaging Date.

Cash Settlement:If Cash Settlement is applicable, then Counterparty shall pay to Dealer the absolute value of the Forward Cash Settlement Amount on the Cash Settlement Payment Date.

Cash Settlement

Payment Date:The date one Settlement Cycle following the last Settlement Valuation Date.

Net Share Settlement

Procedures:If Net Share Settlement is applicable, Net Share Settlement shall be made in accordance with paragraphs 2 through 5 below.

2.Net Share Settlement shall be made by delivery on the Cash Settlement Payment Date of a number of Shares equal to the product of (i) the absolute value of the Number of Shares to be Delivered and (ii) 100%, plus a commercially reasonable amount determined by Dealer to account for the fact that such Shares will not be registered for resale; provided that in the case of a Special Settlement, Net Share Settlement shall be made (i) by delivery on the Cash Settlement Payment Date (such date, the “Net Share Settlement Date”) of a number of Shares (the “Restricted Payment Shares”) with a value equal to the absolute value of the Forward Cash Settlement Amount, with such Shares’ value based on the realizable market value thereof to Dealer (which value shall take into account an illiquidity discount resulting from the fact that the Restricted Payment Shares will not be registered for resale), as determined by the Calculation Agent (the “Restricted Share Value”), and paragraph 3 of this Annex A shall apply to such Restricted Payment Shares, and (ii) by delivery of the Make-Whole Payment Shares as described in paragraph 4 below.

3.(a)All Restricted Payment Shares and Make-Whole Payment Shares shall be delivered to Dealer (or any affiliate of Dealer designated by Dealer) pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof.

(b)As of or prior to the date of delivery, Dealer and any potential purchaser of any such Shares from Dealer (or any affiliate of Dealer designated by Dealer) identified by Dealer shall be afforded a commercially reasonable opportunity to conduct a due diligence investigation with respect to Counterparty customary in scope for private placements of equity securities (including, without limitation, the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them).

(c)As of the date of delivery, Counterparty shall enter into an agreement (a “Private Placement Agreement”) with Dealer (or any affiliate of Dealer designated by Dealer) in connection with the private placement of such Shares by Counterparty to Dealer (or any such affiliate) and the private resale of such Shares by Dealer (or any such affiliate), substantially similar to private placement purchase agreements customary for private placements of equity securities, in form and substance commercially reasonably satisfactory to Dealer, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating to the indemnification of, and contribution in connection with the liability of, Dealer and its affiliates, and the provision of customary opinions, accountants’ comfort letters and lawyers’ negative assurance letters, and shall provide for the payment by Counterparty of all fees and expenses in connection with such resale, including all fees and expenses of counsel for Dealer, and shall contain representations, warranties and agreements of Counterparty reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales.

(d)Counterparty shall not take or cause to be taken any action that would make unavailable either (i) the exemption set forth in Section 4(a)(2) of the Securities Act for the sale of any Restricted Payment Shares or Make-Whole Payment Shares by Counterparty to Dealer or (ii) an exemption from the registration requirements of the Securities Act reasonably acceptable to Dealer for resales of Restricted Payment Shares and Make-Whole Payment Shares by the Dealer (or an affiliate of Dealer).

(e)Counterparty expressly agrees and acknowledges that the public disclosure of all material information relating to Counterparty is within Counterparty’s control.

(f)In connection with the private placement of such shares by Counterparty to Dealer (or any affiliate of Dealer designated by Dealer) and the private resale of such shares by Dealer (or any such affiliate), Counterparty shall, if so requested by Dealer, prepare, in cooperation with Dealer, a private placement memorandum in form and substance reasonably satisfactory to Dealer.

4.If Restricted Payment Shares are delivered in accordance with paragraph 3 above, on the last Settlement Valuation Date, a balance (the “Settlement Balance”) shall be established with an initial balance equal to the absolute value of the Forward Cash Settlement Amount.  Following the delivery of Restricted Payment Shares or any Make-Whole Payment Shares, Dealer shall sell all such Restricted Payment Shares or Make-Whole Payment Shares in a commercially reasonable manner.  At the end of each Exchange Business Day upon which sales have been made, the Settlement Balance shall be reduced by an amount equal to the aggregate proceeds received by Dealer or its affiliate upon the sale of such Restricted Payment Shares or Make-Whole Payment Shares, less a customary and commercially reasonable private placement fee for private placements of common stock by similar issuers.  If, on any Exchange Business Day, all Restricted Payment Shares

and Make-Whole Payment Shares have been sold and the Settlement Balance has not been reduced to zero, Counterparty shall (i) deliver to Dealer or as directed by Dealer one Settlement Cycle following such Exchange Business Day an additional number of Shares (the “Make-Whole Payment Shares” and, together with the Restricted Payment Shares, the “Payment Shares”) equal to (x) the Settlement Balance as of such Exchange Business Day divided by (y) the Restricted Share Value of the Make-Whole Payment Shares as of such Exchange Business Day or (ii) promptly deliver to Dealer cash in an amount equal to the then remaining Settlement Balance.  This provision shall be applied successively until either the Settlement Balance is reduced to zero or the aggregate number of Restricted Payment Shares and Make-Whole Payment Shares equals the Maximum Deliverable Number. If on any Exchange Business Day, Restricted Payment Shares and Make-Whole Payment Shares remain unsold and the Settlement Balance has been reduced to zero, Dealer shall promptly return such unsold Restricted Payment Shares or Make-Whole Payment Shares.

5.Notwithstanding the foregoing, in no event shall Counterparty be required to deliver more than the Maximum Deliverable Number of Shares hereunder.  “Maximum Deliverable Number” means the number of Shares set forth as such in Annex B to this Confirmation.  Counterparty represents and warrants to Dealer (which representation and warranty shall be deemed to be repeated on each day from the date hereof to the Settlement Date or, if Counterparty has elected to deliver any Payment Shares hereunder in connection with a Special Settlement, to the date on which resale of such Payment Shares is completed (the “Final Resale Date”)) that the Maximum Deliverable Number is equal to or less than the number of authorized but unissued Shares of Counterparty that are not reserved for future issuance in connection with transactions in such Shares (other than the transactions under this Confirmation) on the date of the determination of the Maximum Deliverable Number (such Shares, the “Available Shares”).  In the event Counterparty shall not have delivered the full number of Shares otherwise deliverable as a result of this paragraph 5 (the resulting deficit, the “Deficit Shares”), Counterparty shall be continually obligated to deliver, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, Shares when, and to the extent that, (i) Shares are repurchased, acquired or otherwise received by Counterparty or any of its subsidiaries after the date hereof (whether or not in exchange for cash, fair value or any other consideration), (ii) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved or (iii) Counterparty additionally authorizes any unissued Shares that are not reserved for other transactions.  Counterparty shall immediately notify Dealer of the occurrence of any of the foregoing events (including the number of Shares subject to clause (i), (ii) or (iii) and the corresponding number of Shares to be delivered) and promptly deliver such Shares thereafter.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ANNEX B

Prepayment Amount:USD 50,000,000

Scheduled Final Averaging Date:[***]

Scheduled Earliest Acceleration

Date:[***]

Initial Shares:796,924 Shares

Price Adjustment Amount:[***]

Maximum Stock Loan Rate:200 basis points

Initial Stock Loan Rate:25 basis points

Threshold Price: USD 16.00

Maximum Deliverable Number:1,875,117

Designated OMR Threshold:[***]

Maximum Number of Shares:[***]

B-1